EXHIBIT 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the inclusion in this Registration Statement on Form SB-2 of our report, dated April 10, 2007, on our audits of the consolidated balance sheet of KMA Global Solutions International, Inc. as of January 31, 2007 and January 31, 2006, and the related consolidated statements of income and retained earnings, and cash flows, for each of the three years in the period then ended.
In addition, we consent to the reference to us under the heading “Experts” in the Registration Statement.
/s/ McGOVERN, HURLEY, CUNNINGHAM, LLP
McGOVERN, HURLEY, CUNNINGHAM, LLP
November 2, 2007